EXHIBIT 10.72

Principal $1,713,065.76	Loan Date 03-10-2023	Maturity 07-24-2025	Loan No 917385	Call / Coll 4	Account 31087-05	Officer JVD	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Mid-Con Petroleum, LLC	Lender:	Cornerstone Bank
	Viking Energy Group, Inc. 15915 Katy Freeway, Suite 450		Main Office 9120 W. 135th Street
	Houston, TX 77094		Overland Park, KS 66221

Principal Amount: $1,713,065.76	Date of Note: March 10, 2023

PROMISE TO PAY. Mid-Con Petroleum, LLC; and Viking Energy Group, Inc. (“Borrower”) jointly and severally promise to pay to Cornerstone Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of One Million Seven Hundred Thirteen Thousand Sixty-five & 76/100 Dollars ($1,713,065.76), together with interest on the unpaid principal balance from March 10, 2023, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of 6.000%, until paid in full. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in 28 regular payments of $43,438.29 each and one irregular last payment estimated at $668,806.27. Borrower’s first payment is due March 24, 2023, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on July 24, 2025, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest as shown on the most recent statement or bill provided to Borrower (if no statement or bill has been provided for any reason, it shall be applied to the unpaid interest accrued since the last payment); then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Cornerstone Bank, Attn: Loan Operations, 9120 W. 135th Street Overland Park, KS 66221.

ADDITIONAL FINANCIAL AGREEMENT. The Borrower acknowledges that any financial information submitted to the Lender by the Borrower or the Borrower’s Agent will be deemed authentic regardless of the manner of receipt.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by 5.000 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

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Loan No: 917385	PROMISSORY NOTE	Page 2
(Continued)

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else who is not Lender’s salaried employee to help collect this Note if Borrower does not pay. Borrower will be liable for all reasonable costs incurred in the collection of this Note, including but not limited to, court costs, attorneys’ fees and collection agency fees, except that such costs of collection shall not include recovery of both attorneys’ fees and collection agency fees.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Kansas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Kansas.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Johnson County, State of Kansas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by

Oil and Gas Mortgage, Assignment of Production, Security Agreement and Fixture Filing dated July 24, 2019 executed by Mid-Con Petroleum, LLC to Lender.

Oil and Gas Leases in Franklin and Miami Counties in Kansas.

Cross Collateralized with Loan 917313.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Cornerstone Bank Attn: Loan Operations 9120 W. 135th Street Overland Park, KS 66221.

CONVERSION.

Voluntary Conversion. At any time after the date hereof until the date that all amounts due under this Note have been paid in full, up to one hundred percent (100%) of the principal amount of this Note in the aggregate shall be convertible, in whole or in part from time to time, into shares of common stock (“VEG Common Stock”) of Viking Energy Group, Inc. (“VEG”) at the option of the Lender, at any time and from time to time (subject to the conversion limitations set forth herein). The Lender shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and/or any other amounts due under this Note to be converted and the date on which such conversion shall be effected (such date, the “ Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion amount. Borrower shall maintain a Conversion Schedule showing the principal amount(s) and/or any other amounts due under this Note converted and the date of such conversion(s). The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lesser of (the “Conversion Price”): (i) the average of the 5 lowest individual daily volume weighted average prices of the VEG Common Stock on VEG’s applicable trading market during the 30-day period prior to the date of the Notice of Conversion; or (ii) one dollar ($1.00) per share, subject to adjustment as set forth herein. The Conversion Price will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification, reorganization, merger, consolidation, or similar transaction that proportionately decreases or increases the VEG Common Stock or results in shares of VEG Common Stock being converted or exchanged for cash or any other consideration.

Mechanics of Conversion.

Conversion Shares Issuable Upon a Conversion. The number of shares of VEG Common Stock issuable upon a conversion hereunder (the “Conversion Shares”) shall be determined by the quotient obtained by dividing (x) the principal amount of this Note to be converted (up to 100%) by (y) the Conversion Price.

Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Lender a certificate or certificates representing the Conversion Shares. All certificate or certificates required to be delivered by Borrower under this Section shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless VEG or its Transfer Agent does not have an account with DTC and/or is not participating in the DTC Fast Automated Securities Transfer Program, then VEG shall issue and deliver to the address as specified in such Conversion Notice, a certificate (or certificates), registered in the name of the Lender or its designee, for the number of Conversion Shares to which the Lender shall be entitled. If the Conversion Shares are not being sold pursuant to an effective registration statement under the Securities Act or if the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 promulgated under the Securities Act without the need for current public information, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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Loan No: 917385	PROMISSORY NOTE	Page 3
(Continued)

Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times beginning 30 days after the date hereof, reserve and keep available out of the authorized and unissued shares of VEG Common Stock for the sole purpose of issuance upon conversion of this Note in whole or in part, free from preemptive rights or any other actual contingent purchase rights of any person other than the Lender, not less than such aggregate number of shares of VEG Common Stock estimated to be issuable upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. Borrower covenants that all shares of VEG Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. Borrower shall use its best efforts to cause the Conversion Shares, immediately upon official notice of issuance upon conversion of this Note, to be listed or admitted for trading on such principal securities exchange, interdealer quotation system or market on which other shares of VEG Common Stock are then listed or quoted, and to maintain such listing or qualification for trading for so long as other shares of VEG Common Stock are listed or quoted thereon.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Lender would otherwise be entitled to purchase upon such conversion, VEG shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

Lender’s Conversion Limitations. Borrower shall not effect any conversion of principal of this Note, and a Lender shall not have the right to convert any principal of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Lender (together with the Lender’s Affiliates, and any Persons acting as a group together with the Lender or any of the Lender’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of VEG Common Stock beneficially owned by the Lender and its Affiliates shall include the number of shares of VEG Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of VEG Common Stock which are issuable upon conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Lender or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this paragraph, in determining the number of outstanding shares of VEG Common Stock, the Lender may rely on the number of outstanding shares of VEG Common Stock as stated in the most recent of the following: (i) VEG’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by VEG, or (iii) a more recent written notice by VEG or VEG’s transfer agent setting forth the number of shares of VEG Common Stock outstanding. Upon the written or oral request of a Lender, the Borrower shall within two Trading Days confirm orally and in writing to the Lender the number of shares of VEG Common Stock then outstanding. In any case, the number of outstanding shares of VEG Common Stock shall be determined after giving effect to the conversion or exercise of securities of VEG, including this Note, by the Lender or its Affiliates since the date as of which such number of outstanding shares of VEG Common Stock was reported.

The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of VEG Common Stock outstanding immediately after giving effect to the issuance of shares of VEG Common Stock issuable upon conversion of this Note held by the Lender. The limitations contained in the foregoing paragraph shall apply to a successor Lender of this Note.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

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PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE. BORROWER:

MID-CON PETROLEUM, LLC

VIKING ENERGY GROUP, INC., Member of Mid-Con Petroleum, LLC

By:	/s/ James Doris
James Andrew Doris, President & C.E.O. of Viking Energy Group, Inc.

VIKING ENERGY GROUP, INC.

By:	/s/ James Doris
James Andrew Doris, President & C.E.O. of Viking Energy Group, Inc.

LENDER:

CORNERSTONE BANK

X
John V Doull, Chief Lending Officer

LaserPro, Ver. 23.1.0.039 Copr. Finastra USA Corporation 1997, 2023. All Rights Reserved. - KS C:\LASERPRO\CFI\LPL\D20.FC TR-3065 PR-2

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